
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders

                                                                    Ending
Class            Interest             Principal    Losses           Balance
A                     9195666.62      20423753.62                0      1590495947.34
OC                             0                0        563808.01       193529969.05
TRUST_CERT                     0                0                0                  0

